Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
TXNM Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	Rule 457(r)	7,079,646	$56.50	$399,999,999	.00013810	$55,240
		Total Offering Amounts					$399,999,999		$55,240
		Total Fees Previously Paid							$0.00
		Total Fees Offsets							$0.00
		Net Fee Due							$55,240

1 In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3ASR (File No. 333-285426) filed on February 28, 2025 (the "Registration Statement"). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” table in the Registration Statement. The prospectus to which this Exhibit 107 is attached is a final prospectus supplement for the related offering.